UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. __)

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

UNIVERSAL FOG, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒           No fee required
☐           Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: Common Stock, $.0001 par value.
(2)	Aggregate number of securities to which transaction applies: 44,694,634 shares of Common Stock outstanding on September 10, 2007.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
(4)	Proposed maximum aggregate value of transaction: N/A
(5)	Total fee paid: N/A
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Copies to:
Harold H. Martin, Esq.
17115 Kenton Drive, Suite 202A
Cornelius, North Carolina 28031
Tel: (704) 584-0268

UNIVERSAL FOG, INC.
1808 South 1st Avenue
Phoenix, AZ 85003

To the stockholders of Universal Fog, Inc.:

Universal Fog, Inc., a Delaware corporation (the “Company”) has obtained the written consent of the stockholders holding a majority of the common shares on October 19, 2007 (the “Consent”). The Consent authorizes the amendment of our certificate of incorporation to effect a 1:20 reverse stock split (the “Reverse Split”). This proposal was approved by the Board of Directors on October 19, 2007.

The Company is a party to a Share Exchange Agreement, dated October 15, 2007 by and between the Company, Thomas Bontems, Sun Xin, China Health Industries Holdings Limited and Harbin Humankind Biology Technology Co. Limited, pursuant to which the Company will acquire 100% of all of the issued and outstanding share capital of China Health Industries Holdings Limited from Sun Xin in exchange for the issuance by the Company of 60,000,000 shares (the “Share Exchange”) of its common stock to Sun Xin in a transaction intended to qualify as a tax-free exchange pursuant to Sections 351 and 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended. The issuance of the 60,000,000 shares of common stock pursuant to the Share Exchange is conditioned on the consummation of the Reverse Split. Under Delaware law, the Share Exchange does not require the affirmative vote of shareholders, and has been authorized by the Company’s Board of Directors on October 19, 2007.

The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities and Exchange Act of 1934, as amended. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders pursuant to Section 228(e) of the Delaware General Corporation Law. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Reverse Split. No meeting of the Company’s stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of the common shares.

Under the rules of the Securities and Exchange Commission, the Reverse Split cannot become effective until at least 20 days after the accompanying Information Statement has been filed and mailed to the stockholders of the Company.

                                                        By order of the Board of Directors,

/s/ Thomas Bontems	October 23, 2007
Thomas Bontems
Director and CEO

UNIVERSAL FOG, INC.
1808 South 1st Avenue
Phoenix, AZ  85003

INFORMATION STATEMENT PURSUANT TO SECTION 14C OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

This information statement is being mailed on or about October 24, 2007, to the holders of record at the close of business on September 30, 2007 of shares of common stock, $.0001 par value (the “Shares”) of Universal Fog, Inc., a Delaware corporation (the “Company”). You are receiving this information statement in connection with a written consent approved on October 19, 2007 by shareholders owning the majority of the Shares, which consent provides that the Company shall have the authority to amend our certificate of incorporation to effect a 1:20 reverse stock split of our common stock. This was approved by the Company’s board of directors on October 19, 2007.

INFORMATION STATEMENT

GENERAL

The Company’s current Certificate of Incorporation provides for an authorized capitalization consisting of 300,000,000 shares of common stock, $.0001 par value (the “Common Stock”), and 10,000,000, shares of preferred stock, $.0001 par value (the “Preferred Stock”). As of September 10, 2007, there were 44,694,634 shares of Common Stock outstanding. In addition, there were 4,000,000 shares of Convertible Preferred Stock outstanding, which have been cancelled.

REVERSE SPLIT

At the effective time of the Reverse Split, all of the outstanding shares of our outstanding Common Stock will be automatically converted into a smaller number of shares, at the reverse split ratio of 1:20.

THE REASONS FOR THE REVERSE SPLIT

As mentioned above, the Company has agreed to consummate the Share Exchange, pursuant to which Sun Xin, a citizen and resident of the People’s Republic of China, will exchange 100% of the share capital of China Health Industries Holdings Limited for 60,000,000 shares of common stock of the Company. As part of the negotiations for the Share Exchange, the Company agreed to consummate the Reverse Split prior to the Share Exchange and issuance of the 60,000,000 common shares.

There are several reasons for the Reverse Split.  One reason is to increase the voting power of Sun Xin in the Company from his current majority position when combined with the additional voting power given him pursuant to the 60,000,000 share issuance under the Share Exchange. Currently, Sun Xin owns 24,061,745 shares of common stock, representing 53.8% of the total 44,694,634 issued and outstanding shares of common stock of the Company. As a result of the Reverse Split, Sun Xin will own 1,203,087 shares of common stock, out of a total 2,234,732 issued and outstanding shares of common stock of the Company. After 60,000,000 shares of common stock are issued to Sun Xin in the Share Exchange, he will own 61,203,087 shares of common stock, representing 98.3% of the 62,234,732 total outstanding shares of common stock. This increase in voting power was agreed to between Sun Xin and the Company when the terms of the Share Exchange were negotiated.  Some of the factors that the Company considered in agreeing to these terms were the fact that the Company was a shell corporation with no assets, liabilities, earnings and prospects, and China Health Industries Holdings Limited, its merger partner, on a consolidated basis with Harbin Humankind Biology Technology Co. Limited, had substantial operating assets, liabilities, earnings and prospects.

Another reason for the Reverse Split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving the Reverse Split, the board of directors considered that the Company's Common Stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board of Directors also believes that most investment funds are reluctant to invest in lower priced stocks.

However, the effect of the Reverse Split upon the market price for the Company's Common Stock cannot be predicted with certainty, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the Reverse Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

POTENTIAL RISKS OF THE REVERSE SPLIT

There can be no assurance that the bid price of the Company's Common Stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the Reverse Split, that the Reverse Split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split Common Stock can be maintained. The market price of the Company's Common Stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the Reverse Split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a Reverse Split.

POTENTIAL EFFECTS OF THE REVERSE SPLIT

General. For each holder of Common Stock, the number of shares held will be reduced by the Reverse Split as follows:  the number of shares held before the Reverse Split will be divided by 20, and if the result has a fractional component, the result will be rounded up to the next whole number. By way of example, a shareholder with 200,001 shares of Common Stock before the Reverse Split will hold 10,001 shares of Common Stock upon completion of the Reverse Split.

The rounding up of fractional shares will effect a small change in the relative per cent ownership of the respective common shareholders. This change is not expected to be material.

Accounting Matters. The Reverse Split will affect the par value of the Company's Common Stock, from an accounting stand point.  As a result, on the effective date of the Reverse Split, the stated par value capital on the Company's balance sheet attributable to Common Stock would be reduced from its present amount by a fraction that equals one divided by 20, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

Effect on Authorized and Outstanding Shares. Based on the stockholdings at September 10, 2007, there will be approximately 44,694,634 shares of Common Stock issued and outstanding. As a result of the Reverse Split, the number of shares of capital stock issued and outstanding (as well as the number of shares of Common Stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the Reverse Split, divided by twenty (20), plus any shares issued to round up fractional shares.

As stated above there will be no change in the number of authorized shares of Preferred Stock. There will be 6,000,000 such shares authorized before and after the Reverse Split. There will be no change to the number of authorized shares of Common Stock as a result of the Reverse Split.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the Reverse Split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of the Reverse Split. The Reverse Split will be effectuated simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all shares of the Company's Common Stock. The Reverse Split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent caused by rounding up fractional shares. The Reverse Split will not alter the respective voting rights and other rights of shareholders.

The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act.

The Reverse Split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of the Reverse Split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the Reverse Split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

EFFECTIVENESS OF THE REVERSE SPLIT

The Reverse Split will become effective after the filing with the Secretary of State of the State of Delaware of the Amendment to Certificate of Incorporation (attached hereto as Exhibit "A"). It is expected that such filing will take place on or about the date that is 20 calendar days after the mailing of this Information Statement.

Exchange of Certificates After Split. It will not be necessary for stockholders to exchange their old certificates. However, after the effective date of the Reverse Split, those stockholders who wish to obtain new certificates should contact the transfer agent, Interwest Transfer Company, 1981 East 4800 South, Ste 100, Salt Lake City, UT 84111.

Tax Impact of the Reverse Split. The following discussion summarizing material federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

The receipt of the Common Stock following the effective date of the Reverse Split, solely in exchange for the Common Stock held prior to the Reverse Split, will not generally result in a recognition of gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. The adjusted tax basis of a shareholder in the Common Stock received after the Reverse Split will be the same as the adjusted tax basis of the Common Stock held prior to the Reverse Split exchanged therefor, and the holding period of the Common Stock received after the Reverse Split will include the holding period of the Common Stock held prior to the Reverse Split exchanged therefor.

No gain or loss will be recognized by the Company as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERS SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

APPROVAL OF PROPOSED AMENDMENT.

Under the Delaware General Corporation Law, the Proposed Amendment relating to the Reverse Split must be approved in writing by the holders of at least a majority of the voting stock of the Company. The following person voted his approval and collectively represents 53.8 % of the voting stock of the Company:  Mr. Sun Xin.

The Proposed Amendment, therefore, has been approved by the stockholders of the Company, and the Reverse Split will become effective after the filing with the Secretary of State of the State of Delaware of the Amendment to the Certificate of Incorporation, which is attached hereto as Exhibit "A". It is expected that such filing will take place on or about November 13, 2007, which is the date that is 20 calendar days after the mailing of this Information Statement.

Because the Proposed Amendment already has been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendment. This information statement is your notice that the proposal concerning the Reverse Split has been approved; you will receive no further notice when the change becomes effective.

SHARE CERTIFICATES.

Following the Reverse Split, the share certificates you now hold will continue to be valid. In the future, new share certificates will contain a legend reflecting the reverse split, but this in no way will affect the validity of your current share certificates.

OUTSTANDING VOTING SECURITIES.

At the close of business on September 10, 2007, there were 44,694,634 shares of Common Stock and no shares of Preferred Stock issued and outstanding. These constitute the only equity securities of the Company. At any meeting of shareholders, each shareholder is entitled to cast one vote for each share of Common Stock held by the shareholder.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

Set out below is the ownership, as of September 10, 2007, of our Common Stock by each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control of the Company.

Title of Class	Name	Number of Shares Owned(1)	Percent of Voting

Common	Sun Xin	24,061,745	53.8%
	Chairman and CFO

Common	Thomas Bontems	2,766,255	6.2%
	Director and CEO

Common	All Officers and Directors as a Group (2 persons)	26,828,000	60.0%

(1)	Except as otherwise indicated, the shares are owned of record and beneficially by the persons named in the table.
(2)	Based on 44,694,634 shares of common stock issued and outstanding on September 10, 2007.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Except as set forth above, no director or officer of the Company or nominee for election as a director of the Company or associate of any director or officer of the Company has a substantial interest in the Proposed Amendment. No director of the Company has informed the Company in writing that such director intends to oppose the adoption of the Proposed Amendment. No security holder entitled to vote at a meeting or by written consent has submitted to the Company any proposal.

By Order of the Board of Directors,

/s/ Thomas Bontems
Thomas Bontems
Director and CEO

Exhibit “A”
CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION
OF
UNIVERSAL FOG, INC.

Universal Fog, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1.	The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware was on August 19, 2004, and it was filed under the name of Edmonds6, Inc.

2.
The Board of Directors on October 19, 2007 duly adopted a resolution setting forth a proposed amendment to Certificate of Incorporation, declaring said amendment to be advisable and calling for it to be submitted to the holders of a majority of the common stock for consideration, and pursuant to such resolution of the Board of Directors and the holders of a majority of the common stock adopted such amendment by written consent on October 19, 2007.

3.
Article IV of the Certificate of Incorporation of Universal Fog, Inc. shall be amended to add the following: Upon this Certificate of Amendment to the Certificate of Incorporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Date”), each share of Common Stock, par value $.0001 per share (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Date, shall be, and hereby is, converted (the “Reverse Stock Split”) into one-twentieth (1/20th) of a share of Common Stock, par value $.0001 per share (the “New Common Stock”).  Each outstanding stock certificate which immediately prior to the Effective Date represented one or more shares of Old Common Stock shall thereafter, automatically and without the necessity of surrendering the same for exchange, represent the number of whole shares of New Common Stock determined by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Date by one-twentieth (1/20th) and rounding such number up to the nearest whole number.

The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock.

Each holder of Old Common Stock shall be entitled to receive a certificate representing the number of whole shares of New Common Stock into which such Old Common Stock is reclassified.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to Certificate of Incorporation on this __ day of November, 2007.

UNIVERSAL FOG, INC.

By:	/s/ Thomas Bontems
Thomas Bontems
Director and CEO